UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 8, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On March 8, 2017, GulfMark Offshore, Inc. (the “Company”) and GulfMark Americas, Inc. (the “Borrower”), an indirect wholly-owned subsidiary of the Company, entered into an agreement (the “Agreement”) relating to the senior secured, revolving multicurrency credit facility among the Borrower, the Company, as guarantor, a group of financial institutions as the lenders (the “Lenders”) and The Royal Bank of Scotland plc, as agent (the “Agent”) for the Lenders (the “Multicurrency Facility Agreement”). Pursuant to the Agreement, the Lenders agreed to extend additional revolving loans in the aggregate principal amount of $10.0 million subject to the conditions precedent set forth in the Agreement, including payment by the Company and the Borrower of certain fees and retainers of a financial advisor and counsel for the Agent, and the Lenders agreed to waive any default or event of default☒ (no such default or event of default having been admitted by the Borrower or the Company) arising by virtue of a borrowing request submitted previously by the Borrower, which request was deemed to be withdrawn pursuant to the Agreement. The Lenders funded loans in such amount on March 8, 2017. In addition, the Lenders agreed that between the date of the Agreement through March 14, 2017, no Lender shall, in its capacity as Lender, exercise any right of set off, combination of accounts or similar remedy in relation to the cash of the obligors under the Multicurrency Facility Agreement in respect of any amounts that are outstanding or may become outstanding under the Multicurrency Facility Agreement.

The Agreement prohibits the Borrower from requesting any additional loans under the Multicurrency Facility Agreement without the prior written consent of the Agent (acting upon the instruction of all the Lenders following unanimous consent). In addition, the Agreement obligates the Company and the Borrower to provide the Agent certain information including a revised budget, a revised forecast and weekly financial information, in each case by specified deadlines, and to keep the Agent and the Lenders informed of negotiations and discussions with holders of the Company’s indebtedness.

Item 8.01.     Other Items

The Company announced that it has retained Evercore Group L.L.C. and Alvarez & Marsal North America, LLC, as financial advisors, and Weil, Gotshal & Manges LLP, as legal advisors, to assist the Company in analyzing and evaluating its financial condition and to assist it in reviewing financial and strategic alternatives for addressing the Company’s liquidity needs, including obtaining additional capital and/or a financial restructuring.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
10.1	Agreement dated March 8, 2017 among GulfMark Offshore, Inc., GulfMark Americas, Inc. and The Royal Bank of Scotland plc, as agent for the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell Executive Vice President & Chief Financial Officer

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